Exhibit 10.23


                           LICENSE AGREEMENT

    This Agreement is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 111 Market Place, Suite 906, Baltimore, MD 21202 (hereinafter referred to as "JHU") and Biophan Technologies, Inc, a Nevada corporation (hereinafter the "Company"), having an address at 150 Lucius Gordon Drive -Suite 215, West Henrietta, New York 14586.
                               WITNESSETH:

    WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

    WHEREAS, a valuable invention entitled "ECG Amplifier and Cardiac Pacemaker for Use During Magnetic Resonance Imaging" (JHU Ref. DM-9350) was developed during the course of research conducted by Drs. Joshua E. Tsitlik, Howard R. Levin, Henry R. Halperin and Myron L. Weisfeldt (all hereinafter, "Inventors"); and

    WHEREAS, JHU has acquired through assignment all rights, title and interest in said valuable invention; and

    WHEREAS, Company desires to commercially develop, manufacture, use and distribute or sublicense such products and processes throughout the world;

    NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                ARTICLE I -DEFINITIONS

    1.1 "PATENT RIGHTS" shall mean the U.S. patent No. 5,217,010, issued June 8, 1993, and assigned to JHU entitled "ECG Amplifier and Cardiac Pacemaker for Use During Magnetic Resonance Imaging" (hereinafter the "PATENT") and the invention disclosed and claimed therein, and all continuations, divisions, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

    1.2 "LICENSED PRODUCT(S)" means any material, compositions, drug, ECG amplifiers, cardiac pacemakers, or other product, the manufacture, use or sale of which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

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    1.3 "LICENSED SERVICES(S)" means the performance on behalf of a third party of any method including the design, testing, implantation or the manufacture of any produce or the use of any product or composition which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

    1.4 "NET SALES", subject to Paragraph 4.5, below, shall mean gross sales revenues and fees billed by Company, AFFILIATED COMPANY and Company's sublicensees from the sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, and sales taxes. In the event that Company, AFFILIATED COMPANY or Company's sublicensee sells a LICENSED PRODUCT(S) in combination with other ingredients or substances or as part of a kit, the NET SALES for the LICENSED PRODUCT(S) so sold shall be calculated for the purpose of computing royalties due by applying to the total NET SALES (herein defined) of the combined or kit products for fractional multiplier having as its denominator the total manufacturing cost of the combined or composite products (determined in accordance with Company's customary accounting procedures) and as its numerator the manufacturing cost of the included LICENSED PRODUCT(S) (similarly determined).

    1.5 "NET SERVICE REVENUES", subject to Paragraph 4.5, below, shall mean actual billings for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE.

    1.6 "EXCLUSIVE LICENSE FIELD" shall mean all fields other than the CO-EXCLUSIVE LICENSE FIELD and the EXCLUDED FIELD.

    1.7 "CO-EXCLUSIVE LICENSE FIELD" shall mean temporary pacemakers.

    1.8 "EXCLUDED FIELD" shall mean MRI-guided temporary catheters that do not provide a pacemaker function.

    1.9 "AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company as well as its successors, assigns and designees, and any of its present or future subsidiaries. For the purposes of this Paragraph 1.9, control shall mean the direct or indirect ownership of at least fifty percent (50%).

    1.10 "EFFECTIVE DATE" of this License Agreement shall mean the date the last party hereto has executed this Agreement.

                                 ARTICLE 2-GRANTS

    2.1 Subject to the terms and conditions of this Agreement, JHU hereby grants to the Company an exclusive license to make, have made, use, and sell the LICENSED PRODUCT(S) and to provide to LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS in the EXCLUSIVE LICENSE FIELD. Further, JHU hereby grants to the company a co-exclusive license to make, have made,

                                     2

use, and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS in the CO-EXCLUSIVE LICENSE FIELD. JHU agrees to grant a co-exclusive license under the PATENT RIGHTS in the CO-EXCLUSIVE LICENSE FIELD and the EXCLUDED FIELD to only one other commercial company.

    2.2 Company may sublicense others under this Agreement within the EXCLUSIVE LICENSE FIELD and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the terms of this Agreement.

    2.3 In the event royalties paid to JHU under this Agreement for any subsequent year during the life of the Agreement do not equal or exceed the minimum royalty set forth in Paragraph 4.4, JHU shall have the right, upon sixty (60) days' notice to Company, to convert the license granted in Article 2 from exclusive to nonexclusive. Company may, however, maintain the exclusive character of its license, notwithstanding any such notice from JHU' if it shall, prior to expiration of the sixty (60) day notice period, pay to LICENSOR a sum that, when added to the royalties payable for the year in question, equals or exceeds the minimum royalty. Failure of JHU to give the notice provided in this Paragraph 2.3 in reference to any given year or years shall not constitute a waiver of the right to give such notice in reference to any subsequent year.

                          ARTICLE 3 -PATENT INFRINGEMENT

    3.1 Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

    3.2 Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company's expense.

    3.3 If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

    3.4 Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU fifteen percent (15%) of the recovery net of all reasonable costs and expenses associated with each suit or settlement. If the cost and expenses exceed the recovery, then one-half (1/2) of the excess shall be credited against royalties payable

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by Company to JHU hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed fifty percent (50%) of the royalties otherwise payable to JHU with regard to sales in the country of such action in anyone calendar year, with any excess credit being carried forward to future calendar years.

         ARTICLE 4 -PAYMENTS. ROYALTY. RESEARCH SUPPORT AND EQUITY

    4.1 The Company shall pay JHU, within thirty (30) days of the EFFECTIVE DATE of this Agreement, for the reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS, a sum of Nine Thousand, One Hundred and Eighty Six Dollars ($9,186) for past patent preparation and prosecution expenses. Company shall reimburse JHU for additional patent prosecution expenses within thirty (30) days of receipt of invoice from JHU, provided JHU obtains approval for such expenses in advance. Company shall reimburse JHU for patent maintenance fees within thirty (30) days of Company's receipt of invoice from JHU. In the event that JHU further licenses the PATENT RIGHTS, outside of the EXCLUSIVE LICENSE FIELD, then a proportional share of the fees set forth herein, and any subsequent fees associated with maintenance of the PATENT RIGHTS, shall be collected from subsequent licensees and credited to Company as a set-off against payments due to JHU under this agreement.

    4.2 The Company shall pay to JHU within thirty (30) days of the EFFECTIVE DATE of this Agreement, a nonrefundable initial licensing fee of Ten Thousand Dollars ($10,000). Although of no impact to Company's payments hereunder, a Five Thousand Dollars ($5,000) processing fee will be deducted by the Office of Technology Licensing from any fees received from Company. These payments are nonrefundable and shall not be credited against royalties or other fees.

    4.3 The Company shall pay to JHU, as a running royalty, for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided, by the Company, and AFFILIATED COMPANIES, four percent (4%) of NET SALES and NET SERVICES for the term of this Agreement. Such payments shall be made quarterly as provided in Paragraph 4.5. In the event that Company, AFFILIATED COMPANY or Company's sublicensee sells a LICENSED PRODUCT(S) or provides a LICENSED SERVICE that incorporates another patented technology licensed or owned by Company or an AFFILIATED COMPANY, said royalty shall be calculated for the purpose of computing the running royalty rate by applying to the greater of all the royalty rates applicable a fractional multiplier having as its denominator the total royalty rate of all royalties payable on the LICENSED PRODUCT(S) and LICENSED SERVICES (determined in accordance with Company's customary accounting procedures) and as its numerator the running royalty rate specified above. In no event shall the running royalty be reduced to less than one-half of the running royalty stated above.
In the event Company sublicenses others under this Agreement, the Company shall pay to JHU, as a sublicense royalty, for each sublicense, twenty-five percent (25%) of sublicense revenue received by Company for the term of this Agreement. Such payments shall be made quarterly as provided in Paragraph
4.5. In the event that Company's sublicensee is also a

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sublicensee of other patent or intellectual property owned or controlled by
Company that contributes to such sublicense revenue, said sublicense royalty shall be calculated for the purpose of computing the sublicense royalty rate by applying to the sublicense royalty rate (as herein defined) a fractional multiplier having as its denominator the total sublicense royalty rate of all sublicenses (determined in accordance with Company's customary accounting procedures) and as its numerator the sublicense royalty rate specified above.

    4.4 The following minimum annual royalties shall be due within thirty
(30) days of the anniversary of the EFFECTIVE DATE (said minimum annual royalties shall be credited against running royalties):

        1st -3rd year: Five Thousand Dollars ($5,000).

        4th year, etc.: Ten Thousand Dollars ($10,000).

    Although of no impact to Company's payments hereunder, a Two Thousand Dollars ($2,000) maintenance fee will be deducted annually from any royalties or other fees received from Company.

    4.5 The Company shall provide to JHU within ninety (90) days of the end of each March, June, September and December after the EFFECTIVE DATE of this Agreement, a written report to JHU of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and sublicensees thereof. Payment of any such royalties due shall accompany such report. Until the Company, an AFFILIATED COMPANY or a sublicensee has achieved a first commercial sale of a LICENSED PRODUCT and received FDA market approval, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE of this Agreement and will include a full written report describing the Company's, AFFILIATED COMPANIES or sublicensee's technical efforts towards meeting the milestones in Article 6.

    In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of (a) two percent (2%) plus (b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided, however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such royalty payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

    4.6 The Company shall make and retain; for a period of three (3) years following the period of each report required by Paragraph 4.5, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of

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sales and other information required in Paragraph 4.5. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten (10) business days' written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to five percent (5%) or more of such payment, such costs shall be borne by the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or its sublicensees which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICES and other information as required in Paragraph
4.5 and permit JHU to inspect such records as required by this Paragraph 4.6.

    4.7 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the event any LICENSED PRODUCT shall be sold to an AFFILIATED COMPANY or sublicensee or to a corporation, firm or association with which Company shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCTS shall be based upon the greater of: 1) the net selling price at which the purchaser of LICENSED PRODUCTS resells such product to the end user, 2) the net service revenue received from using the LICENSED PRODUCT in providing a service, 3) the fair market value of the LICENSED PRODUCT or 4) the net selling price of LICENSED PRODUCTS paid by the purchaser.

    4.8 All payments under this Agreement shall be made in U.S. Dollars.

             ARTICLE 5 -PATENT RIGHTS AND CONFIDENTIAL INFORMATION

    5.1 JHU, at the Company's expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. With the exception of patent infringement claims under Article 3, JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS. The Company will provide payment authorization to JHU at least thirty (30) days before an action is due, provided that the Company has received timely notice of such action from JHU. Failure to provide authorization, after timely notice to Company, can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such patent or patent application.

                                     6

    5.2 Company agrees that, to the extent it is commercially reasonable to do so, all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and sublicensees of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

    5.3 If necessary, the parties will exchange information that they consider to be confidential. The recipient of such information agrees, upon acceptance of the disclosure of said information which is marked as confidential at the time it is sent to the recipient, to employ all reasonable efforts to maintain the information as secret and confidential, and that such efforts shall be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 5.3 shall not extend to any part of the information:

    a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

    b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

    c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

    d. that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

    e. that is required to be disclosed by law, government regulation or court order.

    The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. JHU's, the Company's, AFFILIATED COMPANIES, and sublicensees' obligations under this Paragraph 5.3 shall extend until three (3) years after the termination of this Agreement.

                ARTICLE 6 -TERM. MILESTONES AND TERMINATION

    6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country.

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    6.2 Company shall exercise reasonable efforts to develop and commercialize the LICENSED PRODUCT(S) and LICENSED SERVICE(S) using good scientific judgement. Notwithstanding, JHU hereby acknowledges and agrees that Company's payment of minimum royalties under Article 4 shall be its sole obligation of performance relative to making, having made, using, selling, or sublicensing the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S).

    6.3 After clinical or other evidence, provided in writing by JHU or by another party, to Company, demonstrates the practicality of a particular therapeutic technique which is not being developed or commercialized by Company, Company shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party. If within six (6) months of such notification by JHU, Company has not initiated such development efforts or sublicensed that particular therapeutic technique, including a sublicense in a limited exclusive field that necessarily includes such particular therapeutic technique, JHU may terminate this license for such particular therapeutic technique. This Paragraph 6.3 shall not be applicable if Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT(S) or granting such a sublicense would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCTS developed and being sold by Company.

    6.4 Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of thirty (30) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said thirty (30) day period, the party not in default shall have the right to terminate this Agreement.

    6.5 Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU sixty (60) days written notice.

    6.6 Termination shall not affect JHU's right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Article 4 prior to termination. Upon termination all rights in and to the licensed technology shall revert to JHU at no cost to JHU. Termination under any of the provisions of this Agreement shall terminate all sublicenses that may have been granted by Company, provided that any sublicensee may elect to continue its sublicense by advising JHU in writing, within sixty (60) days of the sublicensee's receipt of written notice of such termination, of its election, and of its agreement to assume in respect to JHU all the obligations (including obligations for payment) contained in its sublicensing agreement with Company. Any sublicense granted by Company shall contain provisions corresponding to those of this paragraph respecting termination and the conditions of continuance of sublicenses.

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                             ARTICLE 7 -MISCELLANEOUS

    7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

FOR JHU:                      Director
                              Office of Technology Licensing
                              The Johns Hopkins University School of Medicine
                              111 Market Place, Suite 906 Baltimore, MD 21202
FOR Company:                  Michael Weiner, CEO
                              Biophan Technologies, Inc.
                              150 Lucius Gordon Drive -Suite 215
                              West Henrietta, New York 14586

    7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

FOR JHU:                      Director
                              Office of Technology Licensing
                              The Johns Hopkins University
                              School of Medicine
                              111 Market Place, Suite 906
                              Baltimore, MD 21202

or such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to "The Johns Hopkins University". Wire transfers may be made through:
                              Allfirst Bank
                              PO Box 1596
                              Baltimore, MD 21203 USA


                              JHU Acct. # 9000522
                              ABA # 052000113
                              JHU Ref. DM-9350
                              Attn: JHU SOM Office of Technology Licensing, Doreen Ferrington

Company shall be responsible for any costs associated with wire transfers.

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    7.3 This Agreement is binding upon and shall inure to the benefit of JHU, its successors and assignees and shall not be assignable to another party without the written consent of JHU, which consent shall not be unreasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer by the Company of all, or substantially all, of its assets relating to the LICENSED PRODUCT or LICENSED SERVICE, to that party.

    7.4 In the event that anyone or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

    7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

    7.6 The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU' Company shall allow at least seven (7) business days notice of any proposed public disclosure for JHU's review and comment or to provide written consent.

    7.7 JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS, and to the best of its knowledge there are no rights retained by the United States government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT

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AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND
AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

    7.8 JHU and the Inventors of LICENSED PRODUCT(S) and LICENSED SERVICES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities, practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICES. The Company shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCT{S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from the Company, shall be considered the Company's practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

    7.9 Prior to initial human testing or first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular country, the Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or sublicensee shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCT(S) and LICENSED SERVICES and will annually present evidence to JHU that such coverage is being maintained. Upon JHU's request, the Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained and agrees to increase or change the kind of insurance pertaining to the LICENSED PRODUCT(S) and LICENSED SERVICES at the request of JHU. JHU shall be listed as an additional insured in Company's said insurance policies.

    7.10 JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided confidential information of Company as defined in Paragraph 5.3, is not included or without first obtaining approval from the Company to include such confidential information. Otherwise, JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval.
    7.11 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes

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and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

    7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in anyone or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

    7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. .

    7.14 Upon termination of this Agreement for any reason, Paragraphs 5.3, 6.6, 7.6, 7.7 and 7.8 and 7.9 shall survive termination of this Agreement.

    IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY               BIOPHAN TECHNOLOGIES, Inc.
By                                         By
William P. Tew, Ph.D.                      Michael Weiner, CEO
Assistant Dean and Executive Director
Licensing and Business Development
School of Medicine

Date: May 17, 2002                              Date 4/24/2002
--------------------                            ----------------

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